As filed with the Securities and Exchange Commission on March 4, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EXPEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-2705720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

333 108th Avenue NE

Bellevue, WA 98004

(425) 679-7200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert J. Dzielak

General Counsel and Secretary

333 108th Avenue NE

Bellevue, WA 98004

(425) 679-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Segre

Brian Keyes

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Amount of Aggregate Offering Price	Registration Fee(1)
Common stock, $0.0001 par value per share

(1) The Registrant is registering up to 875,200 shares of common stock pursuant to this registration statement, which may be offered from time to time in unspecified numbers and at indeterminate prices. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). Any additional registration fees will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS

Common Stock

This prospectus relates to the sale of shares of common stock of Expedia, Inc. (“Expedia,” “we,” “us” or the “Company”) by the selling stockholders listed herein. The selling stockholders acquired these shares from us pursuant to an Agreement for the Sale and Purchase of Shares of trivago GmbH dated December 21, 2012.

This prospectus provides a general description of the securities the selling stockholders may offer. Each time any selling stockholder sells securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We urge you to carefully read this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we incorporate by reference before you make your investment decision.

The selling stockholders may offer and sell shares of common stock described in any supplement in a number of different ways and at varying prices. We will provide more information about how the selling stockholders may sell their shares of common stock in the applicable prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “EXPE.” On February 28, 2014, the last reported sale price for our common stock on The NASDAQ Global Select Market was $78.53 per share.

Investing in our common stock involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus and in the applicable prospectus supplement or any related free writing prospectuses that we have authorized for use in connection with a specific offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 3, 2014.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we or the selling stockholders to be named in a supplement to this prospectus may sell the securities described in this prospectus in one or more offerings from time to time.

This prospectus provides you with a general description of the securities any selling stockholder may offer. Each time any selling stockholder sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or any related free writing prospectus.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, the net proceeds and the other specific terms related to the offering of these securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “Expedia,” the “Company,” “we,” “us” and “our” refer to Expedia, Inc. and its subsidiaries, unless otherwise specified.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference, including the sections entitled “Prospectus Summary” and “Risk Factors,” contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2013, Part I, Item 1A, “Risk Factors,” as well as those discussed elsewhere in this prospectus. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this report and in our other reports filed with the Securities and Exchange Commission (“SEC”) that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our company, the common stock being registered hereby, and our financial statements and notes thereto incorporated by reference in this prospectus.

Expedia, Inc.

Overview

Expedia, Inc. is an online travel company, empowering business and leisure travelers through technology with the tools and information they need to efficiently research, plan, book and experience travel. We seek to grow our business through a dynamic portfolio of travel brands, including our majority-owned subsidiaries that feature the world’s broadest supply portfolio – including more than 260,000 hotels in 200 countries, 400 airlines, packages, rental cars, cruises, as well as destination services and activities. Travel suppliers distribute and market products via our traditional desktop offerings, as well as through new distribution channels including mobile and social media, our private label business and our call centers in order to reach our extensive, global audience, including the approximately 60 million unique visitors that visit our sites on a monthly basis.

Our portfolio of brands includes:

•	Expedia.com®, a full service online travel agency with sites in 31 countries;

•	Hotels.com®, a hotel-only booking service with more than 85 sites worldwide;

•	Hotwire.com®, a discount travel provider with sites in 12 countries;

•	Expedia® Affiliate Network, which powers travel for some of the world’s largest travel and non-travel brands, as well as more than 10,000 active affiliates worldwide;

•	Classic Vacations®, a luxury travel specialist;

•	Expedia Local Expert®, a destination services and concierge services provider;

•	Expedia® CruiseShipCenters®, with home-based agents and retail locations in the United States and Canada;

•	Egencia®, the world’s fifth largest corporate travel management company;

•	eLong™, Inc., China’s second largest online travel company;

•	Venere.com™, a European online hotel specialist; and

•	trivago GmbH (“trivago”), a Dusseldorf, Germany-based leading hotel metasearch company with sites in 40 countries.

For information regarding the results of Expedia’s historical operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Expedia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 which is incorporated by reference into this prospectus.

Expedia, Inc. is a Delaware corporation. The mailing address of Expedia’s principal executive offices is 333 108th Avenue N.E., Bellevue, WA 98004, and Expedia’s telephone number at that location is (425) 679-7200.

trivago Acquisition

On December 21, 2012, Expedia entered into a share purchase agreement (the “Purchase Agreement”) with trivago GmbH, a limited liability company incorporated under the laws of Germany (“trivago”), the shareholders of trivago and certain other parties pursuant to which Expedia acquired, through a wholly owned subsidiary, approximately 62% of trivago’s outstanding securities. The trivago securities were purchased both from the shareholders of trivago and through a new issuance of securities from trivago. Following the trivago acquisition, approximately 36% of trivago’s outstanding securities were retained by three members of management of trivago, referred to in this prospectus as the “selling stockholders.” trivago is a leading hotel metasearch company headquartered in Düsseldorf, Germany.

In connection with the trivago acquisition, Expedia agreed to pay the following consideration: (i) €426,398,400 in cash to the shareholders of trivago, (ii) a number of shares of Expedia common stock having a value, based on a thirty-day trailing average of closing trading prices prior to the closing of the trivago acquisition, of €42,632,216, to be issued in five equal increments to the selling stockholders on or about each of the first through fifth anniversaries of the consummation of the trivago acquisition (the “Acquisition Shares”), and (iii) €7,608,399 in cash, to be paid to trivago for the shares being issued to Expedia by trivago.

The Purchase Agreement provides, among other things, that Expedia is required to use commercially reasonable efforts to register a certain number of the Acquisition Shares for resale on Form S-3 under the Securities Act of 1933, as amended, on each anniversary of the closing of the transactions contemplated by the Purchase Agreement. This prospectus is part of such a registration statement filed on Form S-3, pursuant to the Purchase Agreement.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page 10 of our annual report on Form 10-K for the period ended December 31, 2013, which is incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or any prospectus supplement hereto before making a decision to invest in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

DESCRIPTION OF THE SECURITIES

The selling stockholders may offer from time to time, in one or more offerings, shares of our common stock, par value $0.0001 per share.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, and other offering material, relating to such offer.

SELLING STOCKHOLDERS

Information regarding the beneficial ownership of our common stock by selling stockholders, the numbers of shares being offered by selling stockholders and the number of shares beneficially owned by selling stockholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference. Selling stockholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commission under the Securities Act of 1933, as amended. We will not receive any proceeds from the sale of securities by selling stockholders.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•          block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•          an exchange distribution in accordance with the rules of the applicable exchange;

•          privately negotiated transactions;

•          short sales;

•          broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•          a combination of any such methods of sale; and

•          any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders and certain related persons against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for Expedia by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements of Expedia, Inc. at December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 appearing in Expedia, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 and Expedia, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference in this prospectus from the date we file the document containing such information. Any statement so modified of superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the Securities and Exchange Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.

The documents we incorporate by reference into this prospectus are:

1. Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 7, 2014;

2. The description of our common stock, $0.0001 par value per share, set forth under the caption “Description of Expedia Capital Stock after the Spin-Off” in the prospectus that constitutes part of our Registration Statement on Form S-4 (File No. 333-175828), initially filed with the SEC on July 27, 2011, including any amendments or reports filed for the purpose of updating such description; and

3. Our Current Report on form 8-K filed with the SEC on February 6, 2014.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about Expedia and our common stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Investor Relations

Expedia, Inc. HQ 333 108th Avenue NE

Bellevue, WA 98004 (425) 679-3555

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room in Washington, D.C., located at 100 F Street, N.E. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the internet from the SEC’s website at www.sec.gov, or our website at www.expediainc.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

Common Stock

PROSPECTUS

March 3, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant will pay all reasonable expenses incident to the registration of the shares other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

	Amount to be paid
SEC registration fee	$	*
Printing fees		1,000
Legal fees and expenses		75,000	**
Accounting fees and expenses		10,000	**

Total		$86,000

* To be deferred pursuant to Rule 456(b) and calculated in connection with the sale of common stock under this registration statement pursuant to Rule 457(r).

** The number of offerings is indeterminable at this time. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant’s bylaws provide mandatory indemnification to the fullest extent authorized by the Delaware General Corporation Law with respect to actions, suits, or proceedings that a person is party to, or threatened to be made a party to or otherwise involved in, by reason of the fact that he/she or a person of whom he/she is the legal representative is or was a director or officer of the Registrant, or by reason of the fact that he/she is or was a director or officer of the Registrant and serving in certain other capacities; provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below and that, with certain exceptions relating to suits to enforce rights to indemnification, such persons will be indemnified with respect to actions or suits initiated by such persons only if such action was first approved by the board of directors. The Registrant’s bylaws include within this right to indemnification the right to be paid by the Registrant the expenses incurred in defending such a proceeding in advance of its final disposition; provided that, in certain circumstances, the person provides an undertaking to the Registrant to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Registrant. From time to time, the Registrant’s officers and directors may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. The Registrant has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. The Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

The Registrant is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of certain other entities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that with respect to proceedings by or in the right of a corporation to procure a judgment in its favor, (a) a corporation may only indemnify such a person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery, or such other court, shall deem proper.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this registration statement may contain provisions regarding indemnification of Expedia’s directors and officers against certain liabilities under the Securities Act of 1933, as amended, and regarding contribution with respect to payments that the underwriters or agents or their controlling persons may be required to make in respect of those liabilities.

ITEM 16.          EXHIBITS.

The following exhibits are included herein or incorporated herein by reference:

		Incorporated by reference herein
Exhibit Number	Description	Form	Date	Exhibit Number
2.1	Share Purchase Agreement dated as of December 21, 2012, by and among Expedia, Inc., a Delaware corporation, trivago GmbH, a German limited liability company, a wholly owned subsidiary of Expedia and the shareholders of trivago GmbH party thereto. Certain schedules and exhibits referenced in the Share Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.	8-K	12/21/12	2.1
2.2	Shareholders Agreement dated as of December 21, 2012 by and among trivago GmbH, a German limited liability company, Expedia, Inc., a Delaware corporation, a wholly owned subsidiary of Expedia and certain shareholders of trivago GmbH. Certain schedules and exhibits referenced in the Share Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.	8-K	12/21/12	2.2
3.1	Restated Certificate of Incorporation of Expedia, Inc.	8-K	12/27/11	3.1
3.2	Amended and Restated Bylaws of Expedia, Inc.	8-K	8/15/05	3.2
5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5. 1 to this Registration Statement).
24.1**	Power of Attorney (contained in the signature page to this Registration Statement).

*	To be filed by amendment or as an exhibit to be incorporated by reference.

**	Filed herewith.

ITEM 17.          UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to be the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities, (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on March 3, 2014.

Expedia Inc.

By:	/s/ ROBERT J. DZIELAK
Robert J. Dzielak
Executive Vice President, General
Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Dara Khosrowshahi and Robert J. Dzielak, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DARA KHOSROWSHAHI Dara Khosrowshahi	Chief Executive Officer, President and Director (Principal Executive Officer)	March 3, 2014

/S/ MARK D. OKERSTROM Mark D. Okerstrom	Chief Financial Officer (Principal Financial Officer)	March 3, 2014

/S/ LANCE A. SOLIDAY Lance A. Soliday	Chief Accounting Office and Controller (Principal Accounting Officer)	March 3, 2014

/S/ BARRY DILLER Barry Diller	Director (Chairman of the Board)	March 3, 2014

/S/ VICTOR A. KAUFMAN Victor A. Kaufman	Director (Vice Chairman)	March 3, 2014

/S/ A. GEORGE BATTLE A. George Battle	Director	March 3, 2014

/S/ JONATHAN L DOLGEN Jonathan L. Dolgen	Director	March 3, 2014

/S/ JOHN C. MALONE John C. Malone	Director	March 3, 2014

/S/ CRAIG A. JACOBSON Craig A. Jacobson	Director	March 3, 2014

Signature	Title	Date

/S/ PETER M. KERN Peter M. Kern	Director	March 3, 2014

/S/ PAMELA L. COE Pamela L. Coe	Director	March 3, 2014

/S/ JOSÉ A. TAZÓN José A. Tazón	Director	March 3, 2014

EXHIBIT INDEX

		Incorporated by reference herein
Exhibit Number	Description	Form	Date	Exhibit Number
2.1	Share Purchase Agreement dated as of December 21, 2012, by and among Expedia, Inc., a Delaware corporation, trivago GmbH, a German limited liability company, a wholly owned subsidiary of Expedia and the shareholders of trivago GmbH party thereto. Certain schedules and exhibits referenced in the Share Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.	8-K	12/21/12	2.1
2.2	Shareholders Agreement dated as of December 21, 2012 by and among trivago GmbH, a German limited liability company, Expedia, Inc., a Delaware corporation, a wholly owned subsidiary of Expedia and certain shareholders of trivago GmbH. Certain schedules and exhibits referenced in the Share Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.	8-K	12/21/12	2.2
3.1	Restated Certificate of Incorporation of Expedia, Inc.	8-K	12/27/11	3.1
3.2	Amended and Restated Bylaws of Expedia, Inc.	8-K	8/15/05	3.2
5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5. 1 to this Registration Statement).
24.1**	Power of Attorney (contained in the signature page to this Registration Statement).

*	To be filed by amendment or as an exhibit to be incorporated by reference.
**	Filed herewith.